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                              CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference the registration statement of SFX Broadcasting, Inc. on Form S-3 of our report dated March 8, 1996, on our audits of the combined financial statements of HMW Communications, Inc. - Selected Operations as of December 31, 1995 and 1994, and for the year ended December 31, 1995, and various periods from January 6, 1994 to December 31, 1994, all of which have been included in SFX Broadcasting, Inc.'s current report on Form 8-K dated May 9, 1996. We also consent to the reference to our firm under the caption "Experts."

/s/ COOPERS & LYBRAND L.L.P.

Raleigh, North Carolina
June 19, 1996








                 CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of SFX Broadcasting, Inc. on Form S-3 of our report dated March 13, except as to
Note 14 for which the date is March 26, 1996, on our audits of the consolidated financial statements of Liberty Broadcasting, Inc., as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994 and for the nine months ended December 31, 1993, which report is included in SFX Broadcasting, Inc.'s current report on Form 8-K dated May 9, 1996. We also consent to the reference to our firm under the caption "Experts."

/s/ Coopers & Lybrand L.L.P.

COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania

June 19, 1996